U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2005

COFFEE PACIFICA, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

Suite 1210 1200 West 73rd Avenue, Vancouver, B.C., Canada	V6P 6G5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (604) 264 8012

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.	Changes in Registrant's Certifying Accountant.

On July 15, 2004, Coffee Pacifica Inc. reported on a form 8K filed on July 16, 2004, that it engaged Moore Stephens Ellis Foster Ltd. as the Company's independent registered public accounting firm, effective July 15, 2004. On May 2, 2005, Moore Stephens Ellis Foster Ltd. completed a transaction with Ernst & Young LLP which, to our knowledge, resulted in the resignation of substantially all of the personnel at Moore Stephens Ellis Foster Ltd. and the association of those persons, as of May 3, 2005, with Ernst & Young LLP. As a result, the audit personnel that performed audit services for our company while they were associated with Moore Stephens Ellis Foster Ltd. continued to provide those same audit services through Ernst & Young LLP from May 3, 2005. We are advised that Moore Stephens Ellis Foster Ltd. resigned as our auditors effective upon consummation of this transaction on May 2, 2005. Although we did not formally engage Ernst & Young LLP as our auditor until we became aware of the nature and effect of this transaction, our Board of Directors approved the change of accountants to Ernst & Young LLP as of May 3, 2005.

Accordingly, the report of Moore Stephens Ellis Foster Ltd financial statements of Coffee Pacifica, Inc. for the fiscal year ended December 31, 2004, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope, procedure or accounting principles except that the report was modified as to uncertainty and contained a disclosure stating that the financial statements were prepared based on the assumption that the Company would continue as a going concern. There were no modifications to the former auditor's report except for the going concern modification.

From July 15, 2004 until May 2, 2005, there were no disagreements with Moore Stephens Ellis Foster Ltd and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Moore Stephens Ellis Foster Ltd would have caused it to make reference to the subject matter of the disagreement in connection with their reports on the Company's financial statements for such years; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Moore Stephens Ellis Foster Ltd with a copy of the foregoing disclosures. As of the date of this amended Report, the Company did not receive any letter from Moore Stephen Ellis Foster Ltd stating their agreement or disagreement with such statements for filing as an Exhibit to this Report. The Company has made several written and verbal request to Moore Stephens Ellis Foster Ltd to provide the letter. Based on Moore Stephens Ellis Foster Ltd's failure to supply the letter it is Company's opinion that Moore Stephens Ellis Foster Ltd will not supply a letter and as such no letter will be filed as an exhibit to this Report.

During each of the two most recent fiscal years ending December 31, 2003, and December 31, 2004, and the subsequent interim period preceding May 3, 2005, neither the Company nor anyone on its behalf consulted Ernst & Young, LLP regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did Ernst & Young, LLP provide to the Company a written report or oral advice regarding such principles or audit opinion; or (2) any matter that was either the subject of a disagreement (as defined in Item 304(a)(l)(iv) and the related instructions of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: _May 26, 2006 _______________________________

Shailen Singh, President & CEO